UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023

Cognition Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40886	13-4365359
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Westchester Avenue Purchase, NY	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 481-2210

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	CGTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2023, Cognition Therapeutics, Inc. (the “Company”) announced the appointment of John Doyle as Chief Financial Officer of the Company, effective May 1, 2023. Mr. Doyle will also serve as the Company’s principal financial officer and principal accounting officer, effective May 15. Mr. Doyle will succeed Mr. Andrew Einhorn, who has served as the Company’s Interim Chief Financial Officer since August 2022. Mr. Einhorn, who has provided his services as a consultant through Danforth Advisors, LLC, will continue to serve as the Company’s principal financial officer and principal accounting officer until May 15, 2023.

Mr. Doyle, age 45, served as Chief Financial Officer of 4D Pharma PLC from January 2022 until March 2023. Prior to that time, Mr. Doyle served as Chief Financial Officer of Chiasma Inc., a biopharmaceutical company acquired by Amryt Pharma, from January 2021 to August 2021. Mr. Doyle also served as Vice President, Finance and Investor Relations and previously as Senior Director Financial Planning Analysis at Verastem Oncology, Inc. from February 2018 to December 2020. Prior to joining Verastem, Mr. Doyle also served as Head of Financial Planning and Analysis at SimpliVity, later acquired by Hewlett Packard Enterprises from May 2016 to February 2018. Before that, Mr. Doyle was Director of Business Unit Financial Planning & Analysis, Early Phase Division of Parexel International from January 2015 to April 2016. Mr. Doyle holds a B.S. in Finance from the University of Massachusetts.

On April 17, 2023 and in connection with the appointment of Mr. Doyle as the Company’s Chief Financial Officer, the Company entered into an Employment Agreement with Mr. Doyle (the “Employment Agreement”). The Employment Agreement provides for, among other things (a) an annual base salary of $415,000, (b) a one-time special signing bonus of $40,000, less all applicable withholdings, (c) a target annual bonus opportunity of 40% of his base salary each year, and (d) equity grants consisting of (x) an initial one-time stock option (“Option”) to purchase 109,824 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (y) an initial one-time award of 109,824 restricted stock units (the “RSUs”). Subject to Mr. Doyle’s continuous service with the Company through each vesting date (i) the Option will have an exercise price equal to the fair market value of the Common Stock on the grant date, and will vest and become exercisable 25% on the first anniversary of the grant date, and ratably monthly thereafter on the first day of each month (through the fourth anniversary of the grant date), and (ii) the RSUs will vest ratably over four years on each anniversary of the grant date.

Pursuant to the Employment Agreement, if Mr. Doyle is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Employment Agreement), he will be entitled to: (i) all accrued and unpaid base salary through the termination date; (ii) any accrued or unpaid bonus for the preceding year; (iii) nine months (the “Severance Period”) of severance based on his then current base salary; and (iv) continuation of health, dental and vision insurance until the earlier of (x) the expiration of the Severance Period or (y) such date as Mr. Doyle becomes eligible for group health insurance through another employer (collectively, the “Severance Benefits”). In the event that Mr. Doyle is terminated without “Cause” or resigns for “Good Reason” during a “change of control period” (as such terms are defined in the Employment Agreement), then, in addition to the Severance Benefits (for which, during the change of control period, the applicable Severance Period will be increased to twelve months), he will also be entitled to: (i) an amount equal to his target annual bonus, (ii) the acceleration of vesting and exercisability all of Mr. Doyle’s outstanding equity awards that are subject to vesting based solely on the passage of time and his continued employment, upon the later of the date of his cessation of employment and the change in control (collectively, the “Change in Control Benefits”). The payment of any Severance Benefits or Change in Control Benefits are conditioned upon Mr. Doyle’s execution and delivery to the company and expiration of any applicable revocation periods of a general release of claims by the 60th day following Mr. Doyle’s applicable termination of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

In addition, on April 17, 2023, the Company and Mr. Doyle entered into a Confidentiality Assignment Nonsolicitation and Noncompetition Agreement, pursuant to which Mr. Doyle agreed to, among other things, be restricted from (i) competing with the Company or its affiliates and (ii) soliciting their employees and customers, in each case during his employment and for 12 months thereafter. In addition, Mr. Doyle will be entitled to D&O insurance and indemnification, consistent with that applicable to the Company’s other officers.

No family relationship exists between Mr. Doyle and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Doyle and any other person pursuant to which Mr. Doyle was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Doyle had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
10.1	Employment Agreement, dated April 17, 2023, by and between Cognition Therapeutics, Inc. and John Doyle.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNITION THERAPEUTICS, INC.

By:	/s/ Lisa Ricciardi
Name:	Lisa Ricciardi
Title:	President and Chief Executive Officer

Date: May 1, 2023